As filed with the Securities and Exchange Commission on August 7, 2023.
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
INGERSOLL RAND INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	46-2393770 (I.R.S. Employer Identification Number)
525 Harbour Place Drive, Suite 600
Davidson, North Carolina 28036
(704) 655-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Andrew Schiesl, Esq.
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary
Ingersoll Rand Inc.
525 Harbour Place Drive, Suite 600
Davidson, North Carolina 28036
(704) 655-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With a copy to:
Richard A. Fenyes, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
(212) 455-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

Debt Securities
Ingersoll Rand Inc. (the “Company”) may, from time to time, offer and sell debt securities. Any debt securities issued will be the Company’s senior unsecured obligations.
The Company may offer and sell these debt securities separately or together, in one or more series and in amounts, at prices and on terms described in one or more offerings. When the Company decides to sell a particular series of these debt securities, the terms of the debt securities, including the initial offering price and the aggregate amount of the offering, will be provided in one or more prospectus supplements. A prospectus supplement may also add, update or change information contained in this prospectus.
The debt securities may be sold to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of debt securities will describe the specific plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in debt securities registered hereby involves risks. You should carefully consider the risk factors referred to on page 2 of this prospectus, in any applicable prospectus supplements and in the documents incorporated or deemed incorporated by reference in this prospectus before investing in any debt securities registered hereby.
Neither the United States (the “U.S.”) Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 7, 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic “shelf” registration statement on Form S-3 that we filed with the SEC, as we are a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus provides you with a general description of the securities we may offer pursuant to this prospectus. Each time this prospectus is used to offer securities, a prospectus supplement and, if applicable, a pricing supplement will be provided. The prospectus supplement and any applicable pricing supplement will describe the specific amounts, prices and other material terms of the securities being offered at that time. The prospectus supplement and any applicable free writing prospectus (including any pricing supplement) may also add, update or change the information in this prospectus. You should read this prospectus, the applicable prospectus supplement and any applicable free writing prospectus (including pricing supplement), together with the information contained in the documents referred to under the heading “Where You Can Find More Information.” If there is any inconsistency between information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information in the applicable prospectus supplement or free writing prospectus.
The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information that is incorporated or deemed incorporated by reference in this prospectus. See “Incorporation by Reference” before making an investment in our securities. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus, can be read on the SEC website mentioned under the heading “Where You Can Find More Information.”
THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made using this prospectus or any applicable prospectus supplement implies that there has been no change in our affairs or that the information in this prospectus or in any applicable prospectus supplement is correct as of any date after their respective dates. You should not assume that the information included in or incorporated by reference in this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date(s) on the front covers of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
You should rely only on the information contained in or incorporated by reference in this prospectus, a prospectus supplement or a free writing prospectus prepared by us. We have not authorized anyone to give you different information, and if you are given any information that is not contained or incorporated by reference in this prospectus, a prospectus supplement or a free writing prospectus prepared by us, you must not rely on that information. We are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.
In this prospectus, unless otherwise indicated or the context otherwise requires, references to “Ingersoll Rand,” the “Company,” “we,” “us” and “our” refer to Ingersoll Rand, Inc., a Delaware corporation, and its consolidated subsidiaries. When we refer to “you,” we mean the potential holders of the applicable series of securities.

RISK FACTORS
Investing in our debt securities involves risks. Before you make a decision to buy debt securities offered pursuant to this prospectus and any applicable prospectus supplement, in addition to the risks and uncertainties discussed below under “Special Note Regarding Forward-Looking Statements,” you should carefully read and consider the risks and uncertainties and the risk factors set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Annual Report”) and in the Quarterly Reports (collectively, the “Quarterly Reports”) on Form 10-Q for the fiscal quarters ended March 31, 2023 and June 30, 2023, which are incorporated by reference in this prospectus, and under the caption “Risk Factors” or any similar caption in the other documents and periodic or current reports that we file with the SEC after the date of this prospectus that are incorporated or deemed to be incorporated by reference in this prospectus as well as any risks described in any applicable prospectus supplement or free writing prospectus that we provide you in connection with an offering of our debt securities pursuant to this prospectus. Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations, and your investment in our debt securities, could be materially adversely affected by additional factors that apply to companies generally, as well as other risks that are not known to us or that we currently do not consider to be material.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any applicable prospectus supplement (including the information incorporated or deemed to be incorporated by reference in this prospectus and any applicable prospectus supplement) and free writing prospectus that we may provide to you in connection with an offering of our debt securities described in this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are subject to the “safe harbor” created by those sections. All statements, other than statements of historical facts included in this prospectus and any applicable prospectus supplement (including the information incorporated or deemed to be incorporated by reference in this prospectus and any applicable prospectus supplement) and free writing prospectus that we may provide to you in connection with an offering of our debt securities described in this prospectus, including statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, financing needs, plans or intentions relating to acquisitions, business trends and other information referred to are forward-looking statements. When used herein, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not historical facts, and are based upon our current expectations, beliefs and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond our control. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.
There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus and any applicable prospectus supplement (including the information incorporated or deemed to be incorporated by reference in this prospectus and any applicable prospectus supplement) and free writing prospectus that we may provide to you in connection with an offering of our debt securities described in this prospectus. Such risks, uncertainties and other important factors include, among others, the risks, uncertainties and factors set forth under “Part I—Item 1A Risk Factors” in our 2022 Annual Report and the following risks, uncertainties and factors:
•	We have exposure to the risks associated with instability in the global economy and financial markets, which may negatively impact our revenues, liquidity, suppliers and customers.
•	The COVID-19 pandemic could have a material and adverse effect on our business, results of operations and financial condition in the future.
•	Information systems failure or disruption, due to cyber terrorism or other actions, may adversely impact our business and result in financial loss to us or liability to our customers.
•	More than half of our sales and operations are in non-U.S. jurisdictions and we are subject to the economic, political, regulatory and other risks of international operations.
•
Large or rapid increases in the cost of raw materials and component parts, substantial decreases in their availability or our dependence on particular suppliers of raw materials and component parts could materially and adversely affect our operating results.

•	We face competition in the markets we serve, which could materially and adversely affect our operating results.
•	Shareholder and customer emphasis on environmental, social, and governance responsibility may impose additional costs on us or expose us to new risks.
•	Acquisitions and integrating such acquisitions create certain risks and may affect our operating results.
•	Our results of operations are subject to exchange rate and other currency risks. A significant movement in exchange rates could adversely impact our results of operations and cash flows.
•	If we are unable to develop new products and technologies, our competitive position may be impaired, which could materially and adversely affect our sales and market share.
•	Our success depends on our executive management and other key personnel and our ability to attract and retain top talent throughout the Company.

•
Changes in tax or other laws, regulations, or adverse determinations by taxing or other governmental authorities could increase our effective tax rate and cash taxes paid or otherwise affect our financial condition or operating results.

•	Our business could suffer if we experience employee work stoppages, union and work council campaigns or other labor difficulties.
•
The risk of non-compliance with U.S. and foreign laws and regulations applicable to our international operations could have a significant impact on our results of operations, financial condition or strategic objectives.

•
Third parties may infringe upon our intellectual property or may claim we have infringed their intellectual property, and we may expend significant resources enforcing or defending our rights or suffer competitive injury.

•	The loss of, or disruption in, our distribution network could have a negative impact on our abilities to ship products, meet customer demand and otherwise operate our business.
•
Our ongoing and expected restructuring plans and other cost savings initiatives may not be as effective as we anticipate, and we may fail to realize the cost savings and increased efficiencies that we expect to result from these actions. Our operating results could be negatively affected by our inability to effectively implement such restructuring plans and other cost savings initiatives.

•	Cost overruns, delays, penalties or liquidated damages could negatively impact our results, particularly with respect to fixed-price contracts for custom engineered products.
•	A natural disaster, catastrophe, pandemic or other event could adversely affect our operations.
•	Our operating results could be adversely affected by a loss or reduction of business with key customers or consolidation or the vertical integration of our customer base.
•	Credit and counterparty risks could harm our business.
•	We may not realize all of the expected benefits of the acquisition of and merger with the Industrial business of Ingersoll-Rand plc.
•	Dispositions create certain risks and may affect our operating results.
•	We are a defendant in certain asbestos and silica-related personal injury lawsuits, which could adversely affect our financial condition.
•	The nature of our products creates the possibility of significant product liability and warranty claims, which could harm our business.
•	A significant portion of our assets consists of goodwill and other intangible assets, the value of which may be reduced if we determine that those assets are impaired.
•	Environmental compliance costs and liabilities could adversely affect our financial condition.
•	We face risks associated with our pension and other postretirement benefit obligations.
•	Our indebtedness could have important adverse consequences and adversely affect our financial condition.
•
We may not be able to generate sufficient cash to service all of our indebtedness, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

•
Despite our level of indebtedness, we and our subsidiaries may still be able to incur substantially more debt, including off balance sheet financing, contractual obligations and general and commercial liabilities. This could further exacerbate the risks to our financial condition described above.

•
The terms of our senior secured credit agreement with UBS AG, Stamford Branch, as administrative agent, and other agents and lenders party thereto entered into on July 30, 2013 may restrict our current and future operations, particularly our ability to respond to changes or to take certain actions.

•	Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

•
We utilize derivative financial instruments to reduce our exposure to market risks from changes in interest rates on our variable rate indebtedness and we will be exposed to risks related to counterparty credit worthiness or non-performance of these instruments.

•
If the financial institutions that are part of the syndicate of our senior secured revolving credit facility fail to extend credit under our senior secured revolving credit facility, our liquidity and results of operations may be adversely affected.

There may be other factors that may cause our actual results to differ materially from the forward-looking statements, including factors disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2022 Annual Report and Quarterly Reports and the other information contained in such reports and in this prospectus and any applicable prospectus supplement or free writing prospectus that we may provide to you in connection with an offering of our debt securities described in this prospectus. You should evaluate all forward-looking statements made in this prospectus in the context of these risks and uncertainties.
We caution you that the risks, uncertainties and other factors referenced above may not contain all of the risks, uncertainties and other factors that are important to you. In addition, we cannot assure you that we will realize the results, benefits or developments that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected. All forward-looking statements in this prospectus apply only as of the date made and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

INGERSOLL RAND INC.
We are a global market leader with a broad range of innovative and mission-critical air, fluid, energy and medical technologies, providing services and solutions to increase industrial productivity and efficiency. We manufacture one of the broadest and most complete ranges of compressor, pump, vacuum and blower products in our markets, which, when combined with our global geographic footprint and application expertise, allows us to provide differentiated product and service offerings to our customers. Our products are sold under more than 40 market-leading brands, including Ingersoll Rand and Gardner Denver, which we believe are globally recognized in their respective end-markets and known for product quality, reliability, efficiency and superior customer service. We are driven by an entrepreneurial spirit and ownership mindset, dedicated to helping make life better for our employees, customers and communities. These attributes, along with over 160 years of engineering heritage, generate strong brand loyalty for our products and foster long-standing customer relationships, resulting in leading market positions within each of our operating segments. We have sales in all major geographic markets and our diverse customer base utilizes our products across a wide array of end-markets, including industrial manufacturing, energy, transportation, medical and laboratory sciences, food and beverage packaging and chemical processing.
Our products and services are critical to the processes and systems in which they are utilized, which are often complex and the cost of failure or downtime is high. However, our products typically represent only a small portion of the costs of the overall systems or functions that they support. As a result, our customers place a high value on our application expertise, product reliability and the responsiveness of our service. To support our customers and market presence, we maintain significant global scale with 66 key manufacturing facilities, approximately 38 complementary service and repair centers across six continents and approximately 17,000 employees worldwide as of December 31, 2022.
The process-critical nature of our product applications, coupled with the standard wear and tear replacement cycles associated with the usage of our products, generates opportunities to support customers with our broad portfolio of aftermarket parts, consumables and services. Customers place a high value on minimizing any time their operations are offline. As a result, the availability of replacement parts, consumables and our repair and support services are key components of our value proposition. Our large installed base of products provides a recurring revenue stream through our aftermarket parts, consumables and services offerings. As a result, our aftermarket revenue is significant, representing 35.2% of total Company revenue in 2022.
Our principal executive offices are located at 525 Harbour Place Drive, Suite 600, Davidson, North Carolina, 28036. The telephone number of our principal executive offices is (704) 655-4000. Our website address is www.ingersollrand.com. The information found on or accessible through our website is not part of this prospectus or any prospectus supplement, and is therefore not incorporated by reference unless such information is otherwise specifically incorporated by reference in this prospectus or the prospectus supplement.

USE OF PROCEEDS
We will describe our intended use of the net proceeds from any particular offering of securities in the applicable prospectus supplement and/or free writing prospectus.

DESCRIPTION OF DEBT SECURITIES
The debt securities will be our senior unsecured obligations. The debt securities will be issued under one or more separate base indentures to be entered into at a later date, as supplemented by any supplemental indentures, in each case among us and Deutsche Bank Trust Company Americas, as trustee. Any base indenture, as may be amended and/or supplemented by supplemental indentures, is referred to as an “indenture.”
Each time we offer debt securities with this prospectus, the terms of that offering, including the specific amounts, prices and terms of the securities offered, and the material terms of any indenture, will be contained in the applicable prospectus supplement relating to such offering.

PLAN OF DISTRIBUTION
We may sell the offered securities from time to time in one or more transactions: (a) through agents; (b) through underwriters or dealers; (c) in the over-the-counter market; (d) in privately negotiated transactions; (e) directly to one or more purchasers; or (f) through a combination of any of these methods of sale. We will identify the specific plan of distribution for any particular offering, including any underwriters, dealers, agents or direct purchasers and their compensation, in the applicable prospectus supplement for that offering.

LEGAL MATTERS
The validity and enforceability of the securities will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. Certain legal matters may be passed upon for any underwriter, dealer or agent, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements of Ingersoll Rand Inc. as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, incorporated by reference in this prospectus by reference to Ingersoll Rand Inc.’s annual report on Form 10-K for the year ended December 31, 2022, and the effectiveness of Ingersoll Rand Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
INCORPORATION BY REFERENCE
The rules of the SEC allow us to “incorporate by reference” information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and information that we file in the future with the SEC will automatically update and supersede, as appropriate, the information included or incorporated by reference in this prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.
We incorporate by reference the documents listed below and all documents that we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of shares by means of this prospectus but excluding any documents or portions of documents furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus, from their respective filing dates:
•	our annual report on Form 10-K for the year ended December 31, 2022;
•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023;
•
those portions of our definitive proxy statement on Schedule 14A filed on April 28, 2023, in connection with our 2023 annual meeting of shareholders that are incorporated by reference into our Form 10-K for the year ended December 31, 2022; and

•	our current reports on Form 8-K filed on February 15, 2023, April 12, 2023 (Item 5.02 only), April 26, 2023, June 22, 2023 and August 4, 2023.
You may request a copy of any or all of the documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:
Ingersoll Rand Inc.,
525 Harbour Place Drive, Suite 600
Davidson, North Carolina 28036
Attention: Investor Relations
Phone: (704) 655-4000
In addition, you may access the documents incorporated by reference herein free of charge on the SEC’s website, as set forth in “Where You Can Find More Information.” The information found on or accessible through the SEC’s website is not part of this prospectus or any prospectus supplement, and is therefore not incorporated by reference unless such information is otherwise specifically incorporated by reference in this prospectus or the prospectus supplement.
You should rely only on the information incorporated by reference or provided in this prospectus or any applicable prospectus supplement or free writing prospectus that we may provide you in connection with an offering of our debt securities described in this prospectus. We have not authorized anyone else to provide you with different information.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the debt securities offered by this prospectus. This prospectus and any prospectus supplement, filed as part of the registration statement, do not contain all of the information set forth in the registration statement and its exhibits, portions of which have been omitted as permitted by the rules and regulations of the SEC. The full registration statement may be obtained from the SEC or us, as provided below. For further information about us, as well as our debt securities, we refer you to the registration statement and to its exhibits.
We are subject to the informational requirements of the Exchange Act and are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements, and other information regarding issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
We also make available, free of charge, through the investor relations portion of our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Proxy Statement on Schedule 14A (and any amendments to those forms) as soon as reasonably practicable after they are filed with or furnished to the SEC. Our website address is https://investors.irco.com. Please note that our website address and the SEC’s website address are provided in this prospectus as inactive textual references only. The information found on or accessible through our website and the SEC’s website is not part of this prospectus or any prospectus supplement, and is therefore not incorporated by reference unless such information is otherwise specifically incorporated by reference in this prospectus or the prospectus supplement.

PROSPECTUS
August 7, 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14.	Other Expenses of Issuance and Distribution.
The following table lists the expenses expected to be incurred by us in connection with the issuance and distribution of securities registered under this registration statement (other than underwriting discounts and commissions).
SEC registration fee	$ *
Accounting fees and expenses	**
Legal fees and expenses	**
Printing and distribution expenses	**
Rating agency fees	**
Miscellaneous expenses	**
Total	$**
*	Omitted because the registration fee is being deferred pursuant to Rule 456(b) and Rule 457(r). See Exhibit 107 to this registration statement for additional detail.
**
Because an indeterminate amount of securities is covered by this registration statement, the expenses of the issuance and distribution of the securities cannot be determined at this time. The estimates of such expenses in connection with securities offered and sold pursuant to this registration statement will be included in the applicable prospectus supplement.

ITEM 15.	Indemnification of Directors and Officers.
Section 102(b)(7) of the Delaware General Corporation Law (DGCL) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our restated certificate of incorporation (“certificate of incorporation”) provides for this limitation of liability. We have entered into indemnification agreements with our directors that provide for us to indemnify them to the fullest extent permitted by Delaware law.
Section 145 of the DGCL, or Section 145, provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.
Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.
Our second amended and restated bylaws (“bylaws”) provide that we must indemnify, and advance expenses to, our directors and officers to the full extent authorized by the DGCL.
The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our certificate of incorporation, our bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, we shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the board of directors pursuant to the applicable procedure outlined in the bylaws.
Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.
The underwriting agreement that we may enter into provides for indemnification by the underwriters of us and our officers and directors, and by us of the underwriters, for certain liabilities arising under the Securities Act or otherwise in connection with this offering.
ITEM 16.	Exhibits.
Please see the Exhibit Index included herewith immediately before the signature pages hereto, which is incorporated by reference.
ITEM 17.	Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d)
The registrant undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

EXHIBIT INDEX
Exhibit Number	Description
1.1*	Form of Underwriting Agreement for debt securities registered hereby.
3.1	Restated Certificate of Incorporation of Ingersoll Rand Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 21, 2021).
3.2	Second Amended and Restated Bylaws of Ingersoll Rand Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on June 21, 2021).
4.1**	Form of Indenture among Ingersoll Rand Inc. and Deutsche Bank Trust Company Americas, as Trustee.
5.1**	Opinion of Simpson Thacher & Bartlett LLP
23.1**	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
23.2**	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1)
24.1**	Power of Attorney (included in signature pages of this Registration Statement)
25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Deutsche Bank Trust Company Americas for the Form of Indenture filed as Exhibit 4.1 above.
107**	Filing Fee Table
*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.
**	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Davidson, State of North Carolina, on August 7, 2023.
Ingersoll Rand Inc.

By:	/s/ Vicente Reynal
Name:	Vicente Reynal
Title:	Chairman of the Board and Chief Executive Officer
POWERS OF ATTORNEY
The undersigned directors and officers of the Company hereby constitute and appoint Vicente Reynal, Vikram Kini and Andrew Schiesl and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments, including post-effective amendments to this Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement and Powers of Attorney has been signed by the following persons in the capacities indicated on August 7, 2023.
Signature	Capacity
/s/ Vicente Reynal	Chairman of the Board and Chief Executive Officer (Principal Executive Officer), Director
Vicente Reynal

/s/ Vikram Kini	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
Vikram Kini

/s/ Michael J. Scheske	Vice President and Chief Accounting Officer (Principal Accounting Officer)
Michael J. Scheske

/s/ Kirk E. Arnold	Director
Kirk E. Arnold

/s/ William P. Donnelly	Director
William P. Donnelly

/s/ Gary D. Forsee	Director
Gary D. Forsee

/s/ Jennifer Hartsock	Director
Jennifer Hartsock

/s/ John Humphrey	Director
John Humphrey

Signature	Capacity
/s/ Marc E. Jones	Director
Marc E. Jones

/s/ Mark Stevenson	Director
Mark Stevenson

/s/ Tony L. White	Director
Tony L. White